UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2014

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor

Buenos Aires, Argentina C1430CRG

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-4640-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Convertible Note Offering

On June 30, 2014, MercadoLibre, Inc., a Delaware corporation (the “Company” or “MercadoLibre”), completed its previously announced offering (the “Offering”) of $330 million aggregate principal amount of its 2.25% Convertible Senior Notes due 2019 (the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated June 24, 2014 (the “Purchase Agreement”), entered into between the Company, and Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes include $30 million aggregate principal amount of the Company’s 2.25% convertible senior notes purchased pursuant to the over-allotment option provided for by the Purchase Agreement. The net proceeds from the sale of the Notes were approximately $322 million, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company.

MercadoLibre used approximately $19.7 million of the net proceeds from the Notes to pay the cost of the privately negotiated Capped Call Transactions described below. The Company expects to use the remainder of the net proceeds for general corporate purposes, including, but not limited to, acquisitions or other strategic transactions, capital expenditures, research and development and working capital.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

A copy of the Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Certain of the Initial Purchasers and their affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory,

investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, certain of the Initial Purchasers or their respective affiliates are parties to the Capped Call Transactions described below.

One of the members of the Company’s board, Veronica Serra, has in the past had a consulting relationship with an affiliate of J.P. Morgan Securities LLC, one of the Initial Purchasers.

In addition, from time to time, certain of the Initial Purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and for persons or entities who have relationships with the Company, and may do so in the future. The Initial Purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Indenture

On June 30, 2014, in connection with the issuance of the Notes, MercadoLibre entered into an indenture (the “Indenture”) with respect to the Notes with Wilmington Trust, National Association, as trustee (the “Trustee”).

Under the Indenture, the Notes are senior unsecured obligations of MercadoLibre and will mature on July 1, 2019, unless previously repurchased or converted in accordance with their terms prior to such date. Interest on the Notes will be paid semi-annually in arrears at a rate of 2.25% per annum.

The Notes are convertible, at MercadoLibre’s election, into cash, shares of MercadoLibre’s common stock or a combination thereof, subject to satisfaction of specified conditions and during specified periods. The Notes are convertible at an initial conversion rate of 7.9353 shares of MercadoLibre’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $126.02 per share), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 37.5% to the $91.65 per share closing price of MercadoLibre’s common stock on June 24, 2014.

Prior to January 1, 2019, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

The conversion rate is subject to customary anti-dilution adjustments. Following certain corporate events described in the Indenture that occur prior to the maturity date, the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances.

The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes.

If MercadoLibre undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders may require MercadoLibre to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Capped Call Transactions

On June 24, 2014, MercadoLibre entered into capped call transactions with each of JPMorgan Chase Bank, National Association, London Branch, Bank of America, N.A., Citibank N.A. and Deutsche Bank AG, London Branch (collectively, the “Counterparties” and such transactions, the “Base Capped Call Transactions”). In connection with the exercise in full by the Initial Purchasers of their over-allotment option, on June 27, 2014, MercadoLibre entered into additional capped call transactions with the Counterparties (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions have an initial strike price of approximately $126.02 per share, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the Notes, and have a cap price of approximately $155.81. The Capped Call Transactions cover, subject to anti-dilution adjustments, 2,618,649 shares of MercadoLibre’s common stock, which is the same number of shares of MercadoLibre’s common stock initially underlying the Notes.

The Capped Call Transactions are expected generally to reduce the potential dilution to MercadoLibre’s common stock upon conversion of the Notes and/or offset any cash payments MercadoLibre is required to make in excess of the principal amount of any converted Notes, as the case may be, in the event that the market price per share of MercadoLibre’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions as adjusted pursuant to the anti-dilution adjustments. If, however, the market price per share of MercadoLibre’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, upon conversion of the Notes to the extent that such market price exceeds the cap price of the Capped Call Transactions.

MercadoLibre has been advised that, in connection with the Capped Call Transactions, the Counterparties or their respective affiliates have entered into various derivative transactions with respect to MercadoLibre’s common stock concurrently with, or expect to enter into shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of MercadoLibre’s common stock or the Notes at the time of such activity.

In addition, MercadoLibre has been advised that the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to MercadoLibre’s common stock and/or purchasing or selling MercadoLibre’s common stock or other securities of MercadoLibre in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes. This activity could also cause or avoid an increase or a decrease in the market price of MercadoLibre’s common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes.

MercadoLibre intends to exercise options it holds under the Capped Call Transactions whenever Notes are converted on or after March 1, 2019, and expects that upon any conversions of Notes prior to March 1, 2019 or any repurchase of Notes by MercadoLibre, a corresponding portion of the Capped Call Transactions will be terminated. Upon such termination, MercadoLibre expects to receive from the Counterparties either a number of shares of MercadoLibre’s common stock with an aggregate market value equal to, or an amount of cash equal to, the value of the Capped Call Transactions or portion thereof, as the case may be, being early terminated, subject to the terms of the Capped Call Transactions. MercadoLibre has been advised that the Counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of MercadoLibre’s common stock or other securities or instruments of MercadoLibre, including the Notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock during the relevant valuation period under the Capped Call Transactions, which generally corresponds to the observation period for the converted Notes. These unwind activities could have the effect of increasing or decreasing the trading price of MercadoLibre’s common stock and, to the extent the activity occurs during any observation period related to a conversion of Notes, could have the effect of increasing or reducing the value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by and between MercadoLibre and the Counterparties and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to Capped Call Transactions.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of each of the confirmations for the Capped Call Transactions filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this report, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. MercadoLibre does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes. Additional information pertaining to the Notes and the shares of common stock issuable upon conversion of the Notes is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Purchase Agreement, dated as of June 24, 2014.

4.1	Indenture (including form of Notes) with respect to MercadoLibre’s 2.25% Convertible Senior Notes due 2019, dated as of June 30, 2014, between MercadoLibre and Wilmington Trust, National Association, as trustee.

10.1	Base Call Option Transaction Confirmation, dated as of June 24, 2014, between MercadoLibre and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of June 24, 2014, between MercadoLibre and Bank of America, N.A.

10.3	Base Call Option Transaction Confirmation, dated as of June 24, 2014, between MercadoLibre and Citibank N.A.

10.4	Base Call Option Transaction Confirmation, dated as of June 24, 2014, between MercadoLibre and Deutsche Bank AG, London Branch.

10.5	Additional Call Option Transaction Confirmation, dated as of June 27, 2014, between MercadoLibre and JPMorgan Chase Bank, National Association, London Branch.

10.6	Additional Call Option Transaction Confirmation, dated as of June 27, 2014, between MercadoLibre and Bank of America, N.A.

10.7	Additional Call Option Transaction Confirmation, dated as of June 27, 2014, between MercadoLibre and Citibank N.A.

10.8	Additional Call Option Transaction Confirmation, dated as of June 27, 2014, between MercadoLibre and Deutsche Bank AG, London Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.
(Registrant)

By:	/s/ PEDRO ARNT
	Name:	PEDRO ARNT
	Title:	Chief Financial Officer

Date: June 30, 2014

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated as of June 24, 2014

4.1	Indenture (including form of Notes) with respect to MercadoLibre’s 2.25% Convertible Senior Notes due 2019, dated as of June 30, 2014, between MercadoLibre and Wilmington Trust, National Association, as trustee.

10.1	Base Call Option Transaction Confirmation, dated as of June 24, 2014, between MercadoLibre and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of June 24, 2014, between MercadoLibre and Bank of America, N.A.

10.3	Base Call Option Transaction Confirmation, dated as of June 24, 2014, between MercadoLibre and Citibank N.A.

10.4	Base Call Option Transaction Confirmation, dated as of June 24, 2014, between MercadoLibre and Deutsche Bank AG, London Branch.

10.5	Additional Call Option Transaction Confirmation, dated as of June 27, 2014, between MercadoLibre and JPMorgan Chase Bank, National Association, London Branch.

10.6	Additional Call Option Transaction Confirmation, dated as of June 27, 2014, between MercadoLibre and Bank of America, N.A.

10.7	Additional Call Option Transaction Confirmation, dated as of June 27, 2014, between MercadoLibre and Citibank N.A.

10.8	Additional Call Option Transaction Confirmation, dated as of June 27, 2014, between MercadoLibre and Deutsche Bank AG, London Branch.